UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2023
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 5, 2023, One-Two Therapeutics Assets Limited (“One-Two”) notified Panbela Therapeutics, Inc. (the “Company”) that One-Two is terminating the License Agreement, dated July 16, 2021 (the “License Agreement”), by and between One-Two and Cancer Prevention Pharmaceuticals, Inc. (“CPP”), the Company’s wholly owned subsidiary. The termination of the License Agreement will be effective July 4, 2023.

The License Agreement had granted One-Two rights to develop and commercialize Flynpovi™ (the combination of CPP-1X (eflornithine) and sulindac) in the United States and Canada. Under the License Agreement, CPP received approximately $4.5 million in non-refundable upfront payments (a portion of which was paid by One-Two to Sanofi-Aventis on CPP’s behalf) in 2021. If the License Agreement had not been terminated, the Company would have been eligible for additional milestone and royalty payments if there had been successful achievement of development, regulatory and commercialization goals for Flynpovi™.

As a result of the termination, CPP is no longer eligible for additional milestone or royalty payments from One-Two, and all licenses and other rights granted to One-Two under the License Agreement terminate and revert to CPP, except to the extent necessary for One-Two to perform any of its obligations that survive termination, including any wind down activities.

Item 7.01	Regulation FD Disclosure.

On April 11, 2023, the Company issued a press release announcing that it has regained the North American rights to Flynpovi™. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is furnished herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Company Press Release dated April 11, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.

Date: April 12, 2023	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer